Exhibit 99.1

LaBranche & Co Inc.

Jeffrey M. Chertoff

Senior Vice President & Chief Financial Officer

(212) 425-1144

FOR IMMEDIATE RELEASE

Financial Dynamics

Investors: Michael Polyviou/Theresa Kelleher

Media: Brian Maddox/Scot Hoffman

(212) 850-5600

LaBRANCHE & CO INC. REPORTS THIRD QUARTER 2005 RESULTS

New York, New York, October 25, 2005 – LaBranche & Co Inc. (NYSE:  LAB) today reported financial results for the third quarter and nine months ended September 30, 2005.

Revenue for the 2005 third quarter was $83.7 million, compared to $64.7 million for the 2004 third quarter.  Net income available to common stockholders for the 2005 third quarter was $9.2 million, or $0.15 per diluted share, which includes a tax benefit of $3.0 million, or $0.05 per diluted share.  By comparison, the Company reported a net loss applicable to common stockholders for the 2004 third quarter of $36.6 million, or $0.61 per diluted share.  The 2004 results include a non-cash pre-tax goodwill impairment charge of $37.6 million and a $0.5 million after-tax charge due to the acceleration of the discount accretion with respect to the remaining shares of Series B Preferred Stock repurchased by the Company during the 2004 third quarter.  Excluding these charges and a $0.3 million write-up of an investment, the Company’s net loss applicable to common stockholders for the 2004 third quarter was $0.8 million, or $0.01 per diluted share.

For the nine months ended September 30, 2005, revenue was $228.8 million, compared to $235.9 million for the comparable prior-year period.  Revenue for the nine months ended September 30, 2004, however, included a $24.9 million appreciation in fair value of an investment.  Net income available to common stockholders for the nine months ended September 30, 2005 was $20.1 million or $0.33 per diluted share, which includes an aggregate tax benefit of $6.4 million, or $0.11 per diluted share.  The Company’s net loss applicable to common stockholders for the nine months ended September 30, 2004 was $55.3 million or $0.92 per diluted share, which included charges of $55.9 million in connection with the May 2004 refinancing of the Company’s indebtedness, a non-cash charge of $18.3 million in connection with the impairment of the Company’s exchange membership and the above-mentioned goodwill impairment and preferred stock discount charges.  Excluding the investment write-up and the debt repurchase, exchange membership impairment, goodwill impairment and preferred stock discount charges, the Company’s net income available to common stockholders for the nine months ended September 30, 2004 was $7.3 million, or $0.12 per diluted share.

LaBranche has scheduled a conference call to review its 2005 third quarter results today at 10:00 a.m. (Eastern Time).  Interested parties may listen to a live audio broadcast of the conference call at www.labranche.com.  A replay of the call can be accessed approximately two hours after the completion of the call.

Founded in 1924, LaBranche is the leading specialist and market-maker in equities, options and exchange-traded funds (“ETFs”) on major securities exchanges.  LaBranche acts as a specialist and market-maker for more than 680 companies, 30 of which are in the S&P 100 Index and 107 of which are in the S&P 500 Index.  In addition, LaBranche is a specialist and market-maker in U.S.-listed ETFs and is a specialist in over 500 classes of equity and index options.

LaBranche & Co Inc.

Condensed Consolidated Statements of Operations

(all data in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
REVENUES:
Net gain on principal transactions	$47,212	$38,997	$135,124	$131,740
Commissions	20,123	22,064	64,876	71,311
Net gain on non-marketable investments	1,059	178	1,381	24,527
Interest	14,515	2,712	27,752	6,497
Other	822	709	(354)	1,200
Total revenues	83,731	64,660	228,779	235,275

EXPENSES:
Employee compensation and related benefits	25,747	21,985	72,527	72,421
Interest	23,285	16,006	58,649	47,700
Exchange, clearing and brokerage fees	10,559	10,101	30,445	28,684
Lease of exchange memberships	1,008	3,804	3,003	11,902
Depreciation and amortization of intangibles	3,008	3,057	9,100	9,162
Goodwill impairment	—	37,600	—	37,600
Exchange memberships impairment	—	—	—	18,327
Debt repurchase premium	—	—	—	49,028
Other	9,374	9,941	30,579	29,927
Total expenses	72,981	102,494	204,303	304,751

Income (loss) before minority interest and provision (benefit) for income taxes	10,750	(37,834)	24,476	(69,476)

MINORITY INTEREST	—	161	—	530

Income (loss) before provision (benefit) for income taxes	10,750	(37,995)	24,476	(70,006)

PROVISION (BENEFIT) FOR INCOME TAXES	1,592	(1,533)	4,330	(16,958)

Net income (loss)	$9,158	$(36,462)	$20,146	$(53,048)

Preferred dividends and discount accretion	—	142	—	2,254

Net income (loss) applicable to common stockholders	$9,158	$(36,604)	$20,146	$(55,302)

Weighted average common shares outstanding:
Basic	60,624	59,926	60,615	59,852
Diluted	60,964	59,926	60,947	59,852

Earnings (loss) per share:
Basic	$0.15	$(0.61)	$0.33	$(0.92)
Diluted	$0.15	$(0.61)	$0.33	$(0.92)

LaBranche & Co Inc.

Condensed Consolidated Statements of Financial Condition

(all data in thousands)

	September 30, 2005	December 31, 2004
	(unaudited)	(audited)
ASSETS
Cash and cash equivalents	$489,105	$444,446
Cash and securities segregated under federal regulations	6,036	13,511
Securities purchased under agreements to resell	121,000	87,000
Receivable from brokers, dealers and clearing organizations	637,477	158,421
Receivable from customers	2,420	10,555
Securities owned, at market value:
Corporate equities	822,092	319,378
Options	358,538	110,705
Exchange-traded funds	560,676	128,214
U.S. Government obligations	8	8
Commissions receivable	4,623	5,428
Exchange memberships contributed for use, at market value	22,880	9,450
Exchange memberships owned, at adjusted cost (market value of $113,395 and $41,696, respectively)	59,657	59,332
Goodwill and other intangible assets, net	629,002	636,784
Other assets	46,806	71,865

Total assets	$3,760,320	$2,055,097

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES:
Payable to brokers and dealers	$162,403	$120,434
Payable to customers	6,727	3,830
Securities sold, but not yet purchased, at market value:
Corporate equities	1,276,098	265,078
Options	343,670	92,580
Exchange-traded funds	419,346	142,735
U.S. Government obligations	92,925	—
Accrued compensation	25,411	38,195
Accounts payable and other accrued expenses	31,564	18,245
Other liabilities	11,911	12,510
Income taxes payable	6,809	1,671
Deferred tax liabilities	151,305	156,294
Short term debt	—	2,000
Long term debt	481,414	481,448
Subordinated liabilities:
Exchange memberships contributed for use, at market value	22,880	9,450
Other subordinated indebtedness	12,395	17,285

Total liabilities	3,044,858	1,361,755

Minority interest	—	356

Total stockholders’ equity	715,462	692,986

Total liabilities and stockholders’ equity	$3,760,320	$2,055,097

LaBranche & Co Inc.

Regulation G Requirement: Reconciliation of Non-GAAP Financial Measures

(all data in thousands, except per share data)

In evaluating the Company’s financial performance, management reviews operating results from operations, which excludes non-operating charges.  Pro-forma earnings per share is a non-GAAP (generally accepted accounting principles) performance measure, but the Company believes that it is useful to assist investors in gaining an understanding of the trends and operating results for the Company’s core business.  Pro-forma earnings per share should be viewed in addition to, and not in lieu of, the Company’s reported results under U.S. GAAP.

The following is a reconciliation of U.S. GAAP results to pro-forma results for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Total revenues	$83,731	$64,660	$228,779	$235,275
Less: Lava write-up (1)	—	(320)	—	(24,900)
Pro-forma revenues	83,731	64,340	228,779	210,375

Total expenses	72,981	102,494	204,303	304,751
Less:
Goodwill impairment (2)	—	(37,600)	—	(37,600)
Exchange memberships impairment (3)	—	—	—	(18,327)
Debt repurchase premium (4)	—	—	—	(55,857)
Acceleration of discount on preferred stock repurchase (5)	—	(496)	—	(496)
Pro-forma expenses	72,981	64,398	204,303	192,471

Income (loss) before minority interest and provision(benefit) for income taxes	10,750	(37,834)	24,476	(69,476)
Minority interest	—	161	—	530
Income (loss) before provision (benefit) for income taxes	10,750	(37,995)	24,476	(70,006)
Effect of pro-forma adjustment	—	37,776	—	87,380
Pro-forma income before provision (benefit) for income taxes	10,750	(219)	24,476	17,374

Provision (benefit) for income taxes	1,592	(1,533)	4,330	(16,958)
Tax effect of pro-forma adjustment	—	1,933	—	24,800
Pro-forma provision for income taxes	1,592	400	4,330	7,842

Net income (loss) applicable to common shareholders	$9,158	$(36,604)	$20,146	$(55,302)
Net effect of pro-forma adjustment	—	35,843	—	62,580
Pro-forma net income available to common shareholders	$9,158	$(761)	$20,146	$7,278

Earnings (loss) per share:
Diluted	$0.15	$(0.61)	$0.33	$(0.92)
Net effect of pro-forma adjustment	—	0.60	—	1.04
Diluted—pro-forma	$0.15	$(0.01)	$0.33	$0.12

(1)	Reflects the write-up in value of an investment.
(2)	Relates to the write-down of the carrying value of the Company’s goodwill.
(3)	Reflects the write-down to fair value, as determined by management, of the Company’s NYSE exchange memberships.
(4)

Reflects expenses and the premium paid related to the Company’s repurchase of a substantial portion of the Company’s then-outstanding $100 million Senior Notes and $250 million Senior Subordinated Notes.

(5)	Represents the acceleration of the discount accretion on the repurchase of the Company’s then-remaining outstanding shares of Series B preferred stock.

LaBranche & Co Inc.

Key Specialist Data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004

NYSE average daily share volume (millions)	1,532.4	1,326.6	1,576.1	1,440.8

LAB share volume on NYSE (billions)	24.7	22.1	74.6	71.3

LAB dollar volume on NYSE (billions)	$821.8	$636.3	$2,439.5	$2,076.0

LAB number of principal trades on the NYSE (millions)	6.7	6.4	20.1	20.7

LAB principal shares traded on the NYSE (billions)	4.6	4.9	14.6	16.8

LAB dollar value of principal shares traded on the NYSE (billions)	$167.4	$148.6	$510.4	$512.9

LAB NYSE common stock listings	571	573	571	573

LAB AMEX common stock listings	94	104	94	104

LAB AMEX option listings	798	234	798	234